EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Gerald H. Lipkin and Alan D. Eskow and each of them, his or her attorney-in fact, each with power of substitution, for him or her in any and all capacities, to sign the Annual Report on Form 10-K of Valley National Bancorp for the fiscal year ended December 31, 2003 and any and all amendments, and to file the same, with exhibits thereto with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

Signature		Date

/s/ GERALD H. LIPKIN	Chairman of the Board, President and Chief Executive Officer and Director	February 26, 2004

Gerald H. Lipkin

/s/ ALAN D. ESKOW	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 26, 2004

Alan D. Eskow

/s/ EDWARD J. LIPKUS	First Vice President and Controller (Principal Accounting Officer)	February 26, 2004

Edward J. Lipkus

ANDREW B. ABRAMSON	Director	February 26, 2004

Andrew B. Abramson

CHARLES J. BAUM	Director	February 26, 2004

Charles J. Baum

PAMELA BRONANDER	Director	February 26, 2004

Pamela Bronander

JOSEPH COCCIA, JR.	Director	February 26, 2004

Joseph Coccia, Jr.

Eric P. Edelstein	Director	February 26, 2004

Eric P. Edelstein

Mary J. Steele Guilfoile	Director	February 26, 2004

Mary J. Steele Guilfoile

H. Dale Hemmerdinger	Director	February 26, 2004

H. Dale Hemmerdinger

GRAHAM O. JONES	Director	February 26, 2004

Graham O. Jones

WALTER H. JONES, III	Director	February 26, 2004

Walter H. Jones, III

GERALD KORDE	Director	February 26, 2004

Gerald Korde

ROBINSON MARKEL	Director	February 26, 2004

Robinson Markel

ROBERT E. MCENTEE	Director	February 26, 2004

Robert E. McEntee

RICHARD S. MILLER	Director	February 26, 2004

Richard S. Miller

ROBERT RACHESKY	Director	February 26, 2004

Robert Rachesky

BARNETT RUKIN	Director	February 26, 2004

Barnett Rukin

PETER SOUTHWAY	Director	February 26, 2004

Peter Southway

RICHARD F. TICE	Director	February 26, 2004

Richard F. Tice

LEONARD J. VORCHEIMER	Director	February 26, 2004

Leonard J. Vorcheimer